UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 09, 2025

DISC MEDICINE, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39438	85-1612845
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

321 Arsenal Street Suite 101
Watertown, Massachusetts		02472
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 617 674-9274

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	IRON	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 9, 2025, the Board of Directors (the “Board”) of Disc Medicine, Inc. (the “Company”), upon the recommendation of the Nominating and Corporate Governance Committee of the Board, elected Nadim Ahmed as a director, effective as of July 14, 2025 (the “Effective Date”). Mr. Ahmed has been designated as a class I director to serve in accordance with the Company’s Amended and Restated By-Laws until the Company’s 2027 Annual Meeting of Stockholders and thereafter until his successor has been duly elected and qualified or until his earlier death, removal or resignation.

There are currently no arrangements or understandings between Mr. Ahmed and any other person pursuant to which Mr. Ahmed was selected as a director. There are currently no transactions in which Mr. Ahmed has an interest requiring disclosure under Item 404(a) of Regulation S-K.

In accordance with the Company’s amended and restated non-employee director compensation policy (the “Policy”), Mr. Ahmed will receive (i) annual cash compensation of $40,000 ($10,000 per quarter) for his service as a director and (ii) reimbursement for reasonable out-of-pocket expenses incurred in attending meetings of the Board or any committee thereof. In addition, in accordance with the Policy, the Board has granted Mr. Ahmed, effective on the Effective Date, a non-statutory stock option to purchase 20,000 shares of the Company’s common stock, which stock option will have an exercise price equal to the closing price of the Company’s common stock on the Nasdaq Global Market on the Effective Date and will vest over three years, with one-third vesting on the first anniversary of the Effective Date and the remainder vesting in substantially equal monthly installments over the following two years; provided, however, that all vesting ceases if Mr. Ahmed resigns from the Board or otherwise ceases to serve as a director, unless the Board determines that the circumstances warrant continuation of vesting.

In connection with his election to the Board, Mr. Ahmed will enter into an indemnification agreement (the “Indemnification Agreement”) with the Company. The Indemnification Agreement is substantially identical to the form of indemnification agreement that the Company has entered into with its other directors and provides that the Company will indemnify Mr. Ahmed for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him in any action or proceeding arising out of his service as one of the Company’s directors.

The foregoing description of the Indemnification Agreement is qualified in its entirety by the full text of the form of indemnification agreement by and between the Company and each of its directors, which is incorporated herein by reference to Exhibit 10.3 to the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 29, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DISC MEDICINE, INC.

Date:	July 14, 2025	By:	/s/ John Quisel, J.D., Ph.D.
Name: John Quisel, J.D., Ph.D. Title: President and Chief Executive Officer